Exhibit 99.1

USPR Announces Plan of Exploitation

Sanford, Florida – June 5, 2009

U.S. Precious Metals, Inc. (OTC BB: USPR.OB) (“USPR” or the “Company”), announced that it has decided to pursue a plan of exploitation on five acres of its concession. While the Company plans to continue to invest additional resources into its exploration campaign over the next several years, it has determined that a localized, small exploitation program is advisable. The Company anticipates that the exploitation program could generate revenues sufficient to continue limited operations and to help support its ongoing exploration campaign. Provided we receive sufficient outside funding, the Company believes it could commence the exploitation program as early as August 2009. M. Jack Kugler, Chief Executive Officer and Chairman of the Board stated he is pleased about the Company’s anticipated plan of exploitation.

About U.S. Precious Metals, Inc.:
USPR is a mineral exploration company headquartered in Sanford, Florida and operating in Mexico through its Mexican subsidiary, U.S. Precious Metals de Mexico, S.A. de C.V. USPR owns significant exploration and exploitation rights to approximately 37,000 acres of land in Michoacan, Mexico. USPR’s common stock is quoted on the OTC Bulletin Board under the symbol “USPR.”

Statements contained herein that are not based upon current or historical fact are forward-looking statements. Such forward-looking statements relate to future events and future operating results, performance, prospects and opportunities. The use of terms such as “anticipate,” “believe,” “estimate,” “plan,” “intend” and “expect” and similar expressions, as they relate to USPR, or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to USPR and USPR’s current plans, intentions and expectations. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause USPR’s actual results, performance, prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in USPR’s Annual Report on Form 10-K/A for the fiscal year ended May 31, 2008, filed with the U.S. Securities and Exchange Commission on February 23, 2009. Except as required by the Federal securities law, USPR does not undertake any obligation to revise or update any forward-looking statements contained herein after the date hereof.

SOURCE: U.S. Precious Metals, Inc.

CONTACT:
U.S. Precious Metals, Inc.
M. Jack Kugler, Chairman of the Board/CEO
(407) 566-9310
http://www.usprgold.com